Exhibit 3.59

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:32 PM 07/09/2002 020441256- 3545720
CERTIFICATE OF FORMATION
OF
SUNTERRA MORTGAGE HOLDINGS, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Sunterra Mortgage Holdings, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 9, 2002.

/s/ Mark R. Williams
Mark R. Williams, Authorized Person

State of Delaware
Certificate of Merger of a Foreign Limited Liability Company
into a Domestic limited liability Company
Pursuant to title 6, Section 18-2009 of the Delaware Limited Liability Company Act (the “Act”), the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:
First: The name and jurisdiction of formation or organization of each of the limited liability companies which is to merge are:

Name	Jurisdiction
Sunterra Finance, L.L.C.	Georgia

Sunterra Mortgage Holdings, LLC	Delaware
Second: The Agreement and Plan of Merger has been approved and executed by each of the entities which is to merge.
Third: The name of the surviving limited liability company is Sunterra Mortgage Holdings, LLC.
Fourth: The Agreement and Plan of Merger provides that the effective date and time of the merger of Sunterra Finance, L.L.C. with and into Sunterra Sunterra Mortgage Holdings, LLC is December 5, 2002 at 3:30 p.m. EST.
Fifth: The executed Agreement and Plan of Merger is on file at 3865 West Cheyenne Avenue, Building #5, North Las Vegas, Nevada 89032, the principal place of business of the surviving limited liability company.
Sixth: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, Sunterra Motgage Holdings, LLC, on request and without cost, to any member of the limited liability company or any person holding an interest in any other business entity which is to merge.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:30 PM 12/05/2002 020747165 — 3545720

     IN WITNESS WHEREOF, this Certificate of Merger has been duly executed this fifth day of December, 2002 and is being filed in accordance with Section 18-209 of the Act by an authorized person of the surviving limited liability company in the merger.

SUNTERRA MORTGAGE HOLDINGS, LLC
By:	SUNTERRA FINANCE HOLDING
COMPANY, its sole manager

By:	/s/ Steven E. West
	Name:	Steven E. West
	Title:	Vice President

2

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:45 PM 12/05/2002 020747198 — 3545720
CERTIFICATE OF MERGER
OF
SUNTERRA MORTGAGE, LLC
INTO
SUNTERRA MORTGAGE HOLDINGS, LLC
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:
First: The name and jurisdiction of formation or organization of each of the limited liability companies which is to merge are:

Name	Jurisdiction
Sunterra Mortgage, LLC	Delaware

Sunterra Mortgage Holdings, LLC	Delaware
Second: The Agreement and Plan of Merger has been approved and executed by each of the entities which is to merge.
Third: The name of the surviving limited liability company is Sunterra Mortgage Holdings, LLC.
Fourth: The Agreement and Plan of Merger provides that the effective date and time of the merger of Sunterra Mortgage, LLC with and into Sunterra Mortgage Holdings, LLC is December 5, 2002 at 3:45 p.m. EST.
Fifth: The executed Agreement and Plan of Merger is on file at 3865 West Cheyenne Avenue, Building #5, North Las Vegas, Nevada 89032, the principal place of business of the surviving limited liability company.
Sixth: A copy of the Agreement and plan of Merger will be furnished by the surviving limited liability company. Sunterra Motgage Holdings, LLC, on request and without cost, to any member of the limited liability company or any person holding an interest in any other business entity which is to merge.

     IN WITNESS WHEREOF, this Certificate of Merger has been duly executed this fifth day of December, 2002 and is being filed in accordance with Section 18-209 of the Act by an authorized person of the surviving limited liability company in the merger.

SUNTERRA MORTGAGE HOLDINGS, LLC
By:	SUNTERRA FINANCE HOLDINGS
COMPANY, its sole manager

By:	/s/ Steven E. West
	Name:	Steven E. West
	Title:	Vice President

2

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
SUNTERRA MORTGAGE HOLDINGS, LLC
     SUNTERRA MORTGAGE HOLDINGS, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is:
SUNTERRA MORTGAGE HOLDINGS, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of kent
Executed on: January 14, 2004.

/s/ Lori Knohl, Authorized Person
Lori Knohl, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 12:42 PM 01/23/2004 FILED 12:14 PM 01/23/2004 SRV 040049719 — 3545720 FILE

State of Delaware Secretary of State Division of Corporations Delivered 07:12 PM 10/17/2007 FILED 07:12 PM 10/17/2007 SRV 071127869 — 3545720 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA MORTGAGE HOLDINGS, LLC
     1. The name of the limited liability company is SUNTERRA MORTGAGE HOLDINGS, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
DIAMOND RESORTS MORTGAGE HOLDINGS, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Mortgage Holdings, LLC this 16th day of October 2007.

By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Authorized Person